                                                                     EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

        The following is a list of the subsidiaries of Gaston Federal Bancorp, Inc. following the Reorganization:

        Name                                            State of Incorporation
        ----                                            ----------------------

        Gaston Federal Bank                             Federal

        Gaston Financial Services, Inc.,
        d.b.a. Gaston Federal Investment Services       North Carolina